Exhibit 10.28

A 35 — Lease, Business Premises. Loft, Office or Store 11 -98	DISTRIBUTED BY BlumbergExcelsior Inc. NYC 10013

This Lease made the 16th day of September, 2013 between 221 CANAL STREET LLC, 183 Centre Street, 6th Floor, New York, N.Y. 10013 hereinafter referred to as LANDLORD, and BARKBOX, INC., 50 Eldridge Street, New York, N.Y. 10002 herein jointly, severally and collectively referred to as TENANT.

Witnesseth, that the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord the sixth floor in the building known as 221 Canal Street, New York, N.Y. to be used and occupied by the Tenant for a general office and for no other purpose, for a term to commence on September 16, 2013 and to end on September 15, 2023 unless sooner terminated as hereinafter provided, at the ANNUAL RENT of

(See attached Rider)

all payable in equal monthly instalments in advance on the first day of each and every calendar month during said term, except the first instalment, which shall be paid upon the execution hereof.

THE TENANT JOINTLY AND SEVERALLY COVENANTS:

FIRST.—That the Tenant will pay the rent as above provided.

REPAIRS ORDINANCES AND VIOLATIONS ENTRY INDEMNIFY LANDLORD

SECOND.—That, throughout said term the Tenant will take good care of the demised premises, fixtures and appurtenances, and all alterations, additions and improvements to either; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be, in quality and class, equal to the original work ; promptly pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Landlord of any fire that may occur ; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the demised premises or to the Tenant’s occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the Landlord to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental ; suffer the Landlord to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof ; suffer the Landlord to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below ; forever indemnify and save harmless the Landlord for and against any and all liability, penalties, damages, expenses and judgments arising from injury during said terra to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice “To Let” to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property ; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

MOVING INJURY SURRENDER NEGATIVE COVENANTS OBSTRUCTION SIGNS AIR CONDITIONING

THIRD.—That the Tenant will not disfigure or. deface any part of the building, or suffer the same to be done, except so far as may be necessary to affix such trade fixtures as are herein consented to by the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the written consent of the Landlord first obtained in each case, either sell, assign, mortgage or transfer this lease, underlet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant’s employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, nor in violation of any law or ordinance. That the Tenant will not obstruct or permit the Obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same. No water cooler, air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of Landlord.

IT IS MUTUALLY COVENANTED AND AGREED, THAT

FIRE CLAUSE

FOURTH.—If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, the damage= shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But If such partial damage is clue to the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensee’s’ without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord’s insurer, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles”, or any other cause beyond Landlord’s control If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, than or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Paragraph Twelve hereof provided, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease then, upon the termination of this lease under the conditions provided for in the sentence immediately ,preceding, Tenant’s liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

EMINENT DOMAIN

FIFTH.—It the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of -award, -the Tenant hereby assigning to the Landlord all right and claim to any such award, the current rent, however, in such case to be apportioned.

LEASE NOT IN EFFECT DEFAULTS TEN DAY NOTICE

SIXTH.—If, before the commencement of the term, the Tenant be adjudicated a bankrupt, or make a “general assignment.” or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant’s property, or if this lease or the estate of the Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease to the Tenant by the Landlord or by any corporation of which an °Dicer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur. or if Tenant shall make default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or “additional rent” or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days’ notice of Intention to end the term of this lease, and thereupon at the expiration of said ten days’ (If said condition ‘which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

RE-POSSESSION BY LANDLORD RE-LETTING WAIVER BY TENANT

If -the Tenant shall make default in the payment of the rent reserved hereunder, or any item of “additional rent” herein mentioned. or any part of either or in malting any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten days’ period, the Landlord may immediately, or at any time thereafter, re-enter the demised premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law. or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any such case or in the event that this lease be “terminated” before the commencement of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof for the Landlord’s own account, or may, at the Landlord’s option, re-let the demised premises or any part or parts thereof as the agent of the Tenant, and receive the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Tenant. Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability. In the event that the term of this lease shall expire as above in this subdivision “Sixth” provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let the demised premises for time Landlord’s own account, then, whether or not the premises be re-let, the Tenant shall remain liable for, and the Tenant hereby agrees to pay to the Landlord. until the time when this lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and “additional rent” reserved herein, less the avails of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of such rent days the Tenant shall pay to the Landlord the amount of deficiency then existing. The Tenant hereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court or judge, and the Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by the Landlord against the Tenant in respect to the demised premises. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.

REMEDIES ARE CUMULATIVE

In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

LANDLORD MAY PERFORM ADDITIONAL RENT

SEVENTH.—If the Tenant shall make default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant. If a notice of mechanic’s lien be filed against the demised premises or against premises of which the demised premises are part, for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Landlord may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor’s claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord as in this subdivision of this lease provided, and any amount as to which the Tenant shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision hereof, or in defending any such action, shall be deemed to be “additional rent” for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month, or, at the option of the Landlord, on the first day of any succeeding month. The receipt by the Landlord of any instalment of the regular stipulated rent hereunder or any of said “additional rent” shall not be a waiver of any other “additional rent” then due.

AS TO WAIVERS

EIGHTH.—The failure of the Landlord to insist. in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even though the Landlord shall consent to an assignment hereof no further assignment shall be made without express consent in writing by the Landlord.

COLLECTION OF RENT FROM OTHERS

NINTH.—If this /ease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and under-letting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants herein contained on the part of the Tenant.

MORTGAGES

TENTH.—This lease shall be subject and subordinate at all times, to the lien of the mortgages now on the demised premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the premises. The Tenant will execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant, irrevocable, to execute and deliver any such instrument or instruments for the Tenant.

IMPROVEMENTS

ELEVENTH--All improvements made by the Tenant to or upon the demised premises, except said trade fixtures, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

NOTICES

TWELFTH—Any notice or demand which under the terms of this lease or under any statute must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified or registered mail addressed to the respective parties at the addresses set forth in this lease.

NO LIABILITY

THIRTEENTH.—The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or How from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable for any latent defect in the building.

NO ABATEMENT

FOURTEENTH.—No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various “services,” if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such “service” when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such “service” or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such “service” shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such “services” during any period wherein the Tenant shall be M default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above faxed.

RULES, ETC.

FIFTEENTH.—The Landlord may prescribe and regulate the placing of safes, machinery, quantities of merchandise and other things. The Landlord may also prescribe and regulate which elevator and entrances shall be used by the Tenant’s employees, and for the Tenant’s shipping. The Landlord may make such other and further rules and regulations as, in the Landlord’s judgment, may from time to time be needful for the safety, care or cleanliness of the building, and for the preservation of good order therein. Tire Tenant and the employees and agents of the Tenant will observe and conform to all such rules and regulations.

SHORING OF WALLS

SIXTEENTH.—In the event that an excavation shall be made for building or other purposes upon land adjacent to the demised premises or shall be contemplated to be made, the Tenant shall afford to the person or persons causing or to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons shall deem to be necessary to preserve the wall or walls, structure or structures upon the demised premises from injury and to support the same by proper foundations.

VAULT SPACE

SEVENTEENTH.—No vaults or space not within the property line of the building are leased hereunder. Landlord makes no representation as to the location of the property line of the building. Such vaults or space as Tenant may be permitted to use or occupy are to be used or occupied under a revocable license and if such license be revoked by the Landlord as to the use of part or all of the vaults or space Landlord shall not be subject to any liability; Tenant shall not be entitled to any compensation or reduction in rent nor shall this be deemed constructive or actual eviction. Any tax. fee or charge of municipal or other authorities for such vaults or space shall be paid by the Tenant for the period of the Tenant’s use or occupancy thereof.

ENTRY

EIGHTEENTH.—That during seven months prior to the expiration of the term hereby granted, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord’s agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time. when authorized by the Landlord or the Landlord’s agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord’s agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant’s Property) and without in any manner affecting the obligations and covenants of this lease; it Is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises. or any of the pipes, fixtures, appliances or appurtenances therein contained or therewith in any manner connected.

NO REPRE- SENTATIONS

NINETEENTH.--The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord. This instrument may not be changed, modified, discharged or terminated orally.

ATTORNEY’S FEES

TWENTIETH.—If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys’ fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be “additional rent” hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

POSSESSION

TWENTY-FIRST.—Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason: in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

THE TENANT FURTHER COVENANTS:

IF A FIRST FLOOR

TWENTY-SECOND. —If the demised premises or any part thereof consist of a store, or of a first floor, or of any part thereof, the Tenant will keep the sidewalk and curb in front thereof clean at all times and free from snow and ice, and will keep insured in favor of the Landlord, all plate glass therein and furnish the Landlord with policies of insurance covering the same.

INCREASED FIRE INSURANCE RATE

TWENTY-THIRD.--If by reason of the conduct upon the demised premises of a business not herein permitted, or if by reason of the improper or careless conduct of any business upon or use of the demised premises, the fire insurance rate shall at any time be higher than it otherwise would be then the Tenant will reimburse the Landlord. as additional rent hereunder, for that part of all fire insurance premiums hereafter paid out by the Landlord which shall have been charged because of the conduct of such business not so permitted, or because of the improper or careless conduct of any business upon or use of the demised premises, and will make such reimbursement upon the first day of the month following such outlay by the Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date of this lease, first above specified. In any action or proceeding wherein the Landlord and Tenant are parties, a schedule or “make up” of rate for the building on the demised premises, purporting to have been issued by New York Fire Insurance Exchange, or, other body making fire insurance rates for the demised premises, shall be prima facie evidence of the facts therein stated and of the several items and charges Included in the fare insurance rate then applicable to the demised premises.

WATER RENT SEWER

TWENTY-FOURTH.—If a separate water meter be installed for the demised premises, or any part thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises. the Tenant will pay to the Landlord, as and when bills are rendered therefor. the Tenant’s proportionate part of ail charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. Tenant agrees to pay as additional rent the Tenant’s proportionate part, determined as aforesaid, of the sewer rent or charge imposed or assessed upon the building of which the premises are a part.

ELECTRIC CURRENT

TWENTY-FIFTH.—That the Tenant will purchase from the Landlord, if the Landlord shall so desire, all electric current that the Tenant requires at the demised premises, and will pay the Landlord for the same. as the amount of consumption shall be indicated by the meter furnished therefor. The price for said current shall be the same as that charged for consumption similar to that of the Tenant by the company supplying electricity in the same community. Payments shall be due as and when bills shall be rendered. The Tenant shall comply with like rules, regulations and contract provisions as those prescribed by said company for a consumption similar to that of the Tenant,

SPRINKLER SYSTEM

TWENTY-SIXTH.—If there now is or shalt be installed in said building a “sprinkler system” the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Tenant will at the Tenant’s own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler beads or other equipment. As additional rent hereunder the Tenant will pay to the Landlord, annually in advance, throughout the term $..........................., toward the contract price for sprinkler supervisory service.

SECURITY

TWENTY-SEVENTH.—The sum of ..... (See attached Rider) ..... Dollars is deposited by the Tenant herein with the Landlord herein as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to said Tenant.

NUISANCE

TWENTY-EIGHTH.—This lease is granted and accepted on the especially understood and agreed condition that the Tenant will conduct his business in such a manner, both as regards noise and kindred nuisances, as will in no wise interfere with, annoy, or disturb any other tenants, in the conduct of their several businesses, or the landlord in the management of the building; under penalty of forfeiture of this lease and consequential damages.

BROKERS COMMISSIONS

TWENTY-NINTH.—The Landlord hereby recognizes ..... (See attached Rider)..... as the broker who negotiated and consummated this lease with the Tenant herein, and agrees that if, as, and when the Tenant exercises the option, if any, contained herein to renew this lease, or fails to exercise the option, if any, contained therein to cancel this lease, the Landlord will pay to said broker a further commission in accordance with the rules and commission rates of the Real Estate Board in the community. A sale, transfer, or other disposition of the Landlord’s interest in said lease shall not operate to defeat the Landlord’s obligation to pay the said commission to the said broker. The Tenant herein hereby represents to the Landlord that the said broker is the sole and only broker who negotiated and consummated this lease with the Tenant.

WINDOW CLEANING

THIRTIETH. The Tenant agrees that it will net require. permit, suffer, nor allow the cleaning of any window, or windows, in the demised premises from the outside (within the meaning of Section 202 of the Labor Law) unless the equipment and safety devices required by law, ordinance, regulation or rule, including, -without limitation, Section 202 of the New York Labor Law, are provided and used, and unless the rules, or any supplemental rules of the Industrial Board of the State of New York are fully complied with and the Tenant hereby agrees to indemnify the Landlord, Owner, Agent, Manager and/or Superintendent, as a result of the Tenant’s requiring, permitting, suffering, or allowing any window, or windows in the demised premises to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulations and/or rules.

VALIDITY	THIRTY-FIRST.—The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision hereof.

EXECUTION & DELIVERY OF LEASE

THIRTY-SECOND.—In order to avoid delay, this lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it is executed and delivered by the Landlord.

EXTERIOR OF PREMISES

THIRTY-THIRD.—The Tenant will keep clean and polished all metal, trim, marble and stonework which are a part of the exterior of the premises, using such materials and methods as the Landlord may direct, and if the Tenant shall fail to comply with the provisions of this paragraph, the Landlord may cause such work to be done at the expense of the Tenant.

PLATE GLASS

THIRTY-FOURTH.—The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises. The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Landlord and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

WAR EMERGENCY

THIRTY-FIFTH.—This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

THE LANDLORD COVENANTS

QUIET POSSESSION

FIRST.—That if and so long as the Tenant pays the rent and “additional rent” reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however. to the terms of this lease, and to the mortgages above mentioned, provided however, that this covenant shall be conditioned upon the retention of title to the premises by Landlord.

(Continued on attached Rider)

And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

In Witness Whereof, the Landlord and Tenant have respectively signed and sealed these presents the day and year first above written.

In the presence of:

221 CANAL STREET LLC

By /s/ [L.S.]
Landlord

BARKBOX, INC.

By /s/ Carly Strife [L.S.]
Tenant

RIDER ATTACHED TO AND FORMING PART OF

AGREEMENT OF LEASE

DATED:	September 16, 2013

LANDLORD:	221 CANAL STREET LLC

TENANT:	BARKBOX, INC.

36 - 39 are intentionally omitted.

40. Conflict: In the event of a conflict between the printed form and this Rider, the language of this Rider shall prevail as to the intention of the parties.

41. Fixed Rent:

(A) During the Term of this Lease, Tenant shall pay Landlord Base Fixed Annual Rent in monthly installments, in advance on the first day of each month, as set forth below, plus the Additional Rents set forth herein.

Period	Fixed Annual Rent ($)	Monthly Installment ($)
9/16/13 - 9/15/14	252,000.00	21,000.00
9/16/14 - 9/15/15	259,560.00	21,630.00
9/16/15 - 9/15/16	267,346.80	22,278.90
9/16/16 - 9/15/17	275,367.20	22,947.27
9/16/17 - 9/15/18	283,628.22	23,635.69
9/16/18 - 9/15/19	292,137.07	24,344.76
9/16/19 - 9/15/20	300,901.18	25,075.10
9/16/20 - 9/15/21	309,928.21	25,827.35
9/16/21 - 9/15/22	319,226.06	26,602.17
9/16/22 - 9/15/23	328,802.84	27,400.24

(B) Notwithstanding anything herein to the contrary, no Fixed Rent shall be due for the period ending December 15, 2013.

42. Option to Renew: Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period and has given Landlord one hundred eighty (180) days’ prior written notice, Tenant shall have the option to extend the term of this Lease for an additional three (3) years. The Base Fixed Annual Rent during the extended term shall be payable as follows:

Period	Fixed Annual Rent ($)	Monthly Installment ($)
9/16/23 - 9/15/24	338,667.00	28,277.25
9/16/24 - 9/15/ 25	348,827.04	29,068.92
9/16/25 - 9/15/26	359,291.88	29,940.99

43. Security Deposit: It is the intention of the parties that the security deposit shall not be less than an amount equal to three (3) months’ Fixed Rent, plus an additional one (1) month’s fixed Rent for each and every assignment or subletting. Upon each increase in the Fixed Rent, the security deposit shall be increased accordingly. The security deposit shall not bear interest. The initial security deposit shall be $63,000.00.

44. Real Estate Taxes: (A) Tenant Shall pay Landlord, as additional rent, an amount equal to sixteen and 67/100 (16.67%) percent of the Real Estate Taxes above those in effect for the tax year 2013/2014.

(B) For the first and final years of the term of this Lease, the Tenant shall be obligated to pay only a pro rata share of such additional rent. Tax bills shall be conclusive evidence of the amount of such taxes.

(C) The term “Real Estate Taxes” shall mean all the Real Estate Taxes and assessments, special or otherwise, levied, assessed or imposed by federal, state or local governments or neighborhood associations against or upon the entire building (“Building”) of which the Demised Premises forms a part and the land (“Land”) upon which the Building is located, including any “BID” charges. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

(D) Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and/or Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of taxes, Landlord shall, after deducting its expenses, including, without limitation, reasonable attorneys’ fees and disbursement in connection therewith, offset against the Fixed Annual Rent, Tenant’s pro rata share of such rebate, except that Tenant may not obtain any portion of the benefits which may accrue to Landlord from any reduction in Real Estate Taxes for any period prior to the time the Fixed Annual Rent commences.

(E) Landlord’s failure during the Lease term to prepare and deliver any of the foregoing tax bills, statements or bills, or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this Lease.

(F) Landlord shall calculate Tenant’s annual pro-rata share of Real Estate Tax additional rent and Tenant shall pay such additional rent within thirty (30) days after the Landlord sends the Tenant a bill for said additional rent. Landlord shall provide Tenant with a copy of the real estate tax bill. At Landlord’s option, the Landlord may collect such additional rent by requiring Tenant to pay each month one-twelfth (1/12) of Tenant’s annual Real Estate Tax additional rent.

45. Utilities and Services: Landlord shall provide a self-operating elevator for passenger use. The Tenant shall furnish at its own expense all other utilities and services of every kind including but not limited to HVAC, electricity and water. The Landlord shall provide no other utilities or services. Tenant must install and maintain any necessary meters or submeters. Landlord may require Tenant to submeter for water, electrical or gas meters at Tenant’s sole cost. Tenant shall provide Landlord with reasonable access to the Lease Premises, to maintain, service or repair any Building mechanical equipment.

46. Assignment and Subletting: (A) Tenant may not assign this Lease, or sublet any portion of the Demised Premises, without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

(B) Any subletting or assignment shall be subject to the following conditions:

(i) The Tenant shall provide the Landlord with the name and address of the proposed assignee or subtenant, the nature and character of its business and the terms and conditions of the proposed assignment or subletting, including the consideration, and such other information about the assignee or subtenant as the Landlord may require.

(ii) The proposed assignee or subtenant must be creditworthy.

(iii) The proposed assignee shall assume, by written instrument, duly acknowledged, all of the obligations of the Tenant under this Lease.

(iv) A copy of the Assignment, with Assumption Agreement, or the Sublease, as the case may be, shall be furnished to the Landlord within ten (10) days of execution.

(v) The Tenant and each and every Assignee shall be and remain liable for the performance and observance of each and every covenant and condition of this Lease, including, but not limited to, the covenant to pay Fixed Rent and Additional Rent through the entire term of this Lease.

(vi) The Tenant shall pay all of the Landlord’s reasonable costs and expenses, including legal fees, in connection with all matters related to the assignment or sublease.

(vii) For each and every assignment or subletting, the Fixed Annual Rent shall increased by Ten (10%) percent.

(viii) For each and every assignment or subletting, the security deposit will be increased by an amount equal to one (1) month’s Fixed Rent.

(ix) The Tenant shall pay the Landlord fifty (50%) percent of any net consideration the Tenant receives for an assignment of this Lease or a subletting of all or part of the Demised Premises which is in excess of the Rent and other amounts due Landlord hereunder.

(x) For each Assignment of the Lease, the Assignee must provide guarantors of this Lease reasonably acceptable to Landlord.

(C) No other subletting or assignment of this Lease or any sublease of any nature will be permitted without the Landlord’s prior written consent obtained in each instance. No sublease or assignment shall impose any additional burden upon Landlord in the operation of the building.

(D) For purposes of this Lease, any sale, transfer, assignment, or change in voting control or group of sales, transfers, assignments or change in voting control of: (i) more than fifty (50%) percent of any class of the stock of any corporate tenant, or (ii) more than a fifty (50%) percent partnership interest in a partnership tenant, or (iii) more than a fifty (50%) percent membership interest in a limited liability company tenant, shall be deemed to be an assignment of this Lease.

(E) Landlord may withhold its consent to any assignment or subletting if Tenant is in default of any provision of this Lease.

47. Indemnification: Unless caused by the gross negligence or intentional acts of the Landlord or its agents, employees, or contractors, Tenant agrees to pay, and to protect, defend, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys’ fees and expenses of Tenant and Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (i) any injury to, or the death of, any person or any damage to property on the Demised Premises or upon adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use, nonuse, condition or occupation of the Demised Premises by Tenant or any part thereof, or of adjoining sidewalks, streets or ways, provided that for sidewalks, streets or ways, Tenant’s liability under this paragraph shall be limited to damages caused by Tenant’s failure to perform its obligations under this Lease, (ii) violation of any agreement or condition of this Lease, and (iii) violation by Tenant of any contract or agreement to which Tenant is a party or violation by Tenant of any restriction, statute, law, ordinance or regulation, in each case affecting the Demised Premises or any part thereof or the ownership, occupancy or use thereof, but only if established or created after the date of this Lease.

48. Estate of Landlord: Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Land and Building of which the Demised Premises forms a part, and the rents therefrom, and subject to prior rights of any mortgagee of the Premises, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any person or other entity comprising Landlord, shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

49. Permits: Tenant shall, at its own cost and expense and upon its own responsibility, apply for and obtain any and all necessary permits and licenses, if any be required, for the use, conduct and maintenance of the business to be conducted by Tenant on the Demised Premises. Tenant shall, at its own cost and expense, make all repairs and improvements to the Demised Premises as may be required as a prerequisite for the granting of any such permit or license by governmental authorities having jurisdiction over such matters. It is further agreed that this Lease shall not be affected, nor shall Tenant have any claim against the Landlord, by reason of the inability for any reason of Tenant to secure any required license or permit.

50. Holding Over: Any holding over after the expiration of the taunt of this Lease shall be construed to be a tenancy from month-to-month at a fixed rent equal to two hundred (200%) percent of the then most recent fixed rent specified herein (prorated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable.

51. AS-IS: (A) Tenant has examined the Demised Premises and agrees to accept same AS IS” in its present condition. Tenant will not call upon the Landlord and Landlord shall not be obligated to make any repairs or decorate the Demised Premises or any part thereof prior to or during the term of this Lease, except as specifically set forth in this Lease. Tenant shall be responsible for all maintenance and repairs including the maintenance and repair of any air-conditioning and heating units and systems which service the leased premises.

(B) Tenant shall be responsible for all of its improvements including but not limited to the installation of its HVAC system and the connection of all plumbing lines to the main Building system.

(C) Tenant may install two (2) skylights in the northerly portion of the Building’s roof, the location and size to be approved by the Landlord. Such installation shall comply with all applicable code, regulatory, engineering and safety requirements. Tenant shall be responsible to repair any damage or leakage caused by the installation of the skylights. Tenant is responsible for the repair and maintenance of the skylights.

52. Water and Fire insurance: Tenant covenants and agrees that during the term of this Lease, Tenant shall maintain at Tenant’s own cost and expense, adequate water and fire insurance with extended coverage, covering the trade fixtures, merchandise and personal property owned by the Tenant, or owned by others but in the possession of the Tenant, in the Demised Premises, and Tenant hereby releases the Landlord to the extent of the Tenant’s and or its bailor’s insurance coverage, from the liability for loss or damage to the fixtures, merchandise and personal property of Tenant or others within the Demised Premises caused by water and or fire or any of the extended coverage casualties in the Tenant’s and or its bailor’s insurance policies against fire and or water damage. Tenant further agrees to have Landlord listed as an additional assured, and will supply Landlord with a certificate of such insurance within thirty (30) days from the date hereof.

53. Liability Insurance: Notwithstanding anything contained herein to the contrary, Tenant at his own cost and expense shall carry general liability insurance in the minimum limits of $2,000,000 for injuries or death and $500,000 per occurrence for property damage and shall have Landlord listed as an additional assured and will supply Landlord with a certificate of such insurance within thirty (30) days from the day hereof. in the event Tenant fails to provide such coverage, Landlord may do so, pay the premium therefor and Tenant agrees to pay the said premium to Landlord, within five (5) days upon demand, and such premium shall be considered as additional rent.

54. Landlord’s Default: Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days after notice by Tenant to Landlord specifying the nature of Landlord’s default, or if such default cannot be cured within thirty (30) days, if Landlord does not immediately commence curing such default and diligently prosecute such cure after such notice.

55. Late Charge: In the event Tenant does not pay rent or additional rent within ten (10) days from the date it is due, Landlord shall have the option to impose a six (6%) percent penalty for each payment which is untimely paid. The money owed under this paragraph shall be deemed additional rent and shall be due with the next installment of Fixed Rent.

56. Liens and Encumbrances: Notwithstanding anything hereinbefore contained to the contrary, Tenant shall not allow any lien or other encumbrance to attach upon any interest of Landlord in any portion of the Building of which the Demised Premises form a part or upon any equipment or property of Tenant located in the Building, including but not limited to any security interests or Uniform Commercial Code filings. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic’s or other lien, charge or order for the payment of money shall be filed against Landlord or any portion of the premises of which the Demised Premises forms a part (whether or not such lien, charge or order is valid or enforceable as such), or upon any equipment or property of Tenant in the Building, Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within twenty (20) days after notice to Tenant of the filing thereof; and the Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including counsel fees resulting therefrom. If Tenant fails to comply with the foregoing provision, Landlord may cause same to be discharged and all costs incurred shall be added as additional rent.

57. Use: The Tenant agrees to use the Demised Premises solely for the purpose of a general office. In the event Tenant uses, permits or suffers the Demised Premises for any additional use in violation thereof, then such act shall be deemed a major and substantial breach of this Lease entitling Landlord to immediately terminate said Lease and to seek damages and other relief against Tenant by reason of such breach.

58. Certification: Tenant and Landlord, at any time, and from time to time, upon at least 20 days prior notice by the other party, shall execute, acknowledge and deliver to the other party, and/or to any other person, firm or entity specified by such other party, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exist any defaults by the other party under this Lease, and, if so, specifying each such default.

59. Fire Insurance Rating: Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction with respect to the Demised Premises, or any similar body. If, at any time or from time to time, as result of or in connection with any failure by Tenant to comply with the foregoing or any act or omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result or in connection with the use to which the Demised Premises are put by Tenant (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) applicable to the Demised Premises, or the Building in which same are located, and/or to the contents in any or all of the aforesaid properties, shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, upon written demand, as additional rent, such portion of the increased premiums for all fire insurance policies in force with respect to the aforesaid properties and the contents of any occupant thereof attributable to Tenant. If Tenant installs any electrical equipment that overloads the lines in the Building in which the Demised Premises are located, Tenant shall, at its own cost and expense, make whatever changes are necessary to comply with the requirements of the Board of Fire Insurance Underwriters or any similar body and any governmental authority having jurisdiction thereof. For the purpose of this paragraph, any finding or schedule of the Fire Insurance Rating Organization having jurisdiction thereof shall be conclusive.

60. Landlord’s Signature: It is understood and agreed that this Lease is offered to the Tenant for signature, subject to the Landlord’s acceptance and approval, and this Lease is not binding until the Landlord has affixed its signature thereto.

61. Vermin: Tenant agrees to maintain the Demised Premises free from vermin, rats, mice or other pests.

62. Broker: Tenant warrants and represents that Century 21 New Golden Age Realty and Nolita Group were the only brokers in connection with this Lease, and that Tenant had no conversations or prior negotiations with any other broker concerning the renting of the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless of and from any and all claims, liabilities, and/or damages which are based upon a claim by any other broker, person, company or other entity for brokerage commission and/or other compensation by reason of having dealt with Tenant.

63. Signs: The Tenant shall not install or erect or post any signs on the Building without the Landlord’s prior written approval. Tenant may not install signage on the windows within the Leased Premises. Any such sign must comply with applicable laws, regulations and Building rules, and have any necessary permits. A licensed contractor must install all signage. A certificate of liability insurance naming Landlord’s Management Company must be on file with the Landlord’s Management Office before any work take place. Landlord’s management will make periodic inspection of signage and will report any problems to Tenant. Tenant will have five (5) days to correct the problem. If Tenant fails to correct the problem Landlord at Tenant’s sole cost and expenses will make necessary repairs and bill to Tenant for the cost as additional rent.

64. Tenant’s Improvements: All renovations, work and improvements being made by Tenant shall be subject to Landlord’s prior approval, shall be made in a good and workmanlike manner by reputable and qualified contractors, and shall be effected in compliance with all applicable laws, ordinances, rules and regulations. Tenant shall retain an architect to draw up plans, which must be approved by the Landlord. Tenant shall submit all building, plumbing, HVAC and electrical plans to Landlord for Landlord’s prior approval before any work is commenced. Upon the completion of the work, Tenant shall obtain any required governmental sign-offs or approvals and provide copies of same to Landlord.

65. Enforceability: The invalidity or unenforceability of any provision of this Lease shall in no way affect the validity or enforceability of any other provision hereof.

66. Captions: The captions herein are inserted for reference only and in no way define or limit or describe the scope of this Lease nor the intent of any provision hereof.

67. Tenant’s Fixtures: At the expiration or termination of this Lease, Landlord shall have the option to require Tenant to remove all of its fixtures and equipment.

68. Piping: All piping including waste lines and water lines must be maintained by Tenant. Tenant will be responsible for all damage caused by any leaks, including any damage incurred by other tenants. Tenant will be required to immediately stop any leaks, which may require Tenant to shut Tenant’s water supply. This may force Tenant to disrupt tenant’s business until proper repairs are completed. If Tenant does not take immediate action, Landlord’s agent will take action to stop water leakage. This will mean a shut off of the water until repairs are completed by Tenant. Tenant understands and is aware of the provisions of this paragraph.

69. Access: Tenant is required to provide reasonable access as needed by Landlord.

70. Garbage Removal: Tenant shall be responsible for the disposal of its garbage and trash.

71. Shades: All window shades and window treatments shall be standardized as per Landlord’s requirement to maintain a conformity for the benefit of the entire Building. Blinds shall not be used.

72. Restoration: In the event that the layout of the leased premises is altered by the Tenant, Tenant shall be responsible for the restoration of the Premises to its original condition at the expiration or termination of this Lease, as required by Landlord.

73. Building Hours: The Building will be opened from Monday to Sunday, except holidays, between the hours of 8:00 a.m. and 7:00 p.m.

74. Guarantee: By signing in the space provided at the end of this Lease, CARLY STRIFE, HENRIK WERDELIN and MATT MEEKER, jointly and severally guarantee the payment and performance by the Tenant of all its obligations under the Lease including but not limited to Rent, Additional Rent, restoration, violations and legal charges payable by Tenant under this Lease. This guaranty shall expire and not apply to the period or any obligations of Tenant hereunder arising or accruing from and after three (3) months after the date on which Tenant surrenders possession of the Premises to the Landlord.

75. Additional Leased Premises: (A) The Premises covered under this Lease will be expanded to also include the fourth floor of the Building effective upon the date that Landlord delivers vacant possession of the fourth floor to the Tenant (“Fourth Floor Possession Date”). Tenant acknowledges that the fourth floor of the Building is presently occupied by tenants, and the approximate time frame to vacate the entire floor is by November, 2014, and shall not exceed a period of twelve (12) months from the time that Tenant opens for business on the sixth floor.

(B) Commencing on the Fourth Floor Possession Date, Tenant shall pay additional Base Fixed Rent for the fourth floor starting at TWENTY THOUSAND and 00/100 ($20,000.00) Dollars per month for the first year, increased by three (3%) percent every year thereafter, including the renewal option term. Tenant shall pay the first such payment upon the Fourth Floor Possession Date. Notwithstanding anything herein to the contrary, no additional Base Fixed Rent for the fourth floor shall be due for the period ending four (4) months after the Fourth Floor Possession Date.

(C) On the Fourth Floor Possession Date, the Tenant’s share of Real Estate Tax increases under Rider Paragraph 44(A) shall increase from sixteen and 67/100 (16.67%) percent to thirty-three and 33/100 (33.33%) percent.

(D) On the Fourth Floor Possession Date, Tenant shall pay the required additional security deposit for the fourth floor Base Fixed Rent in the amount of SIXTY THOUSAND and 00/100 ($60,000.00) Dollars.

76. Roof Deck License: The Landlord grants to the Tenant a license to install, at Tenant’s cost and expense, a deck on a portion of the roof. Tenant acknowledges and agrees that the use of the roof is not exclusive to Tenant. Tenant shall submit plans to Landlord for its approval. Tenant’s usage of the roof must comply with all applicable laws, codes, regulations, insurance and safety requirements. Tenant shall be responsible for all costs associated with the installation, maintenance and repair of the deck, including but not limited to the installation of a safety railing around the roof perimeter. Tenant shall be responsible for the cost of any work or alterations to the roof required by the installation of the deck or Tenant’s usage of the roof. Tenant agrees that the usage of the roof shall be limited to employees of the Tenant, that no events or parties shall be held on the roof and that no alcoholic beverages or smoking shall be allowed on the roof. Tenant shall be responsible to repair any damage to the roof, leakage or ponding caused by the installation of the deck or the Tenant’s usage of the roof. Tenant shall indemnify and hold the Landlord harmless from any liability in connection with Tenant’s usage of the roof or installation of the deck. In the event that Tenant breaches any provision of this paragraph, the Landlord may revoke this License on ten (10) days notice to Tenant.

LANDLORD: CENTRE PLAZA, L.L.C.

By	/s/

TENANT: BARKBOX, INC.

By	/s/ Carly Strife

AS TO GUARANTEE:

/s/ Carly Strife
Carly Strife

/s/ Henrik Werdelin
Henrik Werdelin

/s/ Matt Meeker
Matt Meeker

77. It is understood and agreed upon by the Landlord that the Tenant may bring a small amount of privately owned dogs to the premises occasionally throughout the duration of the lease. Tenant agrees that all dogs shall be on leashes or carriers when brought into the public area of the Building of which the Premises are a part of. Tenant shall be responsible for the clean up of any waste caused by such dogs.